UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 26, 2009, Key Technology, Inc. (the “Company”) announced a reduction of approximately 7% in its global workforce effective April 3, 2009 as a part of the Company’s cost reduction initiatives in response to current economic conditions.  The Company estimates that the total costs to be incurred related to the workforce reduction will be approximately $800,000, all of which will be severance and employee related costs, with the majority of the associated cash expenditures to be incurred in the third quarter of fiscal 2009.  Approximately $700,000 of these costs will be recorded in the second quarter of fiscal 2009.

ITEM 8.01	OTHER EVENTS

On March 26, 2009, the Company announced it is taking a variety of cost reduction initiatives during fiscal 2009 to maintain profitability for the fiscal year.   These cost reduction initiatives include a planned reduction of approximately 7% in its global workforce. The initiatives also include cancellation of fiscal year cash and stock incentive awards, temporary reductions in pay for all U.S. personnel, suspension of 401(k) matching, mandatory leave and other cost reduction measures.

The Company also announced that it expects results of operations in the current fiscal year will be adversely affected by current economic conditions.  The Company estimates that net sales for the second fiscal quarter of 2009 will be 10% to 15% lower than net sales in the first fiscal quarter of 2009 and, as a result, projects an after-tax net loss for the second quarter of between $1.5 million and $2.0 million.  The projected net loss for the second quarter includes a $700,000 pre-tax charge for termination benefits related to the workforce reduction and a $343,000 pre-tax write-off of previously incurred costs associated with a potential facility expansion.  The Company is currently expecting the results for the second half of fiscal 2009 to show improvement over the first half of fiscal 2009.  In view of current developments and general economic conditions, the Company currently anticipates that net sales for fiscal 2009 will be approximately 20% lower than net sales in fiscal 2008.  At such reduced level of net sales, the Company expects it will be modestly profitable in fiscal 2009.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated March 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  March 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated March 26, 2009